UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK CALIFORNIA MUNICIPAL INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Institutional Shareholder Services Recommends Preferred Shareholders Vote FOR ALL of BlackRock’s

Board Nominees for Closed-End Fund BFZ in Upcoming Contested Election

New York, July 5, 2023 – BlackRock LLC (“BlackRock”) announced today that Institutional Shareholder Services (“ISS”), a leading independent proxy advisory firm, recommended that preferred shareholders vote on the WHITE proxy card FOR ALL of the highly qualified Board Nominees of BlackRock California Municipal Income Trust (NYSE: BFZ) (the “Fund”)—Lorenzo A. Flores, R. Glenn Hubbard, W. Carl Kester and John M. Perlowski—in connection with its upcoming annual meeting scheduled to be held on July 11, 2023.

In making its recommendation for the Fund’s preferred shareholders to vote for the Fund Board’s entire slate of Board Nominees, ISS rejected all the nominees submitted by dissident shareholder, Saba Capital Management, L.P. (“Saba”).

“By endorsing BlackRock’s closed-end fund’s Board Nominees for BFZ, ISS recognizes the Board’s continuous emphasis on and enhancements to shareholder value creation, including delivering competitive returns, consistent dividends and fund peer outperformance. In making its voting recommendations, ISS also acknowledges that the dissident’s proposed tactics would harm preferred shareholders over the long term. BFZ’s directors are highly qualified and proven stewards, and ISS’ voting recommendations underscore why they should be elected, in part to continue protecting the best interests of all shareholders,” said R. Glenn Hubbard, Chair of the Board of BlackRock Closed-End Funds.

Important statements by ISS in issuing its voting recommendation FOR the Board Nominees of BFZ in lieu of Saba’s nominees include:

The Fund Has Consistently Delivered Competitive Returns and Outperformed Peers

•	“BFZ… has delivered positive returns and simultaneously outperformed peers as well as the benchmark index since the unaffected date.”

•	“…the board does deserve credit for proactively attempting to manage the NAV discount… BFZ did fare better than peers over all measurement periods.”

•	“Distributions have also remained competitive… and there are no apparent concerns with the expense structure.”

•

“The quality of distributions has been strong over the past five fiscal years (and into 2023), in that they have derived entirely from net investment income and net realized gain, rather than from a return of capital.”

The Board Has Taken Proactive Measures to Create Value for All Fund Shareholders

•	“…the board historically attempted to manage the NAV discount… BFZ has also conducted regular share repurchases… the board deserves credit for these proactive measures…”

•	“…BFZ’s distribution yield has been comparable to the peer median for the past several years.”

Saba’s Tactics Will Shrink the Fund and Disadvantage Shareholders Over the Long Term

•

“…the fund’s preferred shareholders… are likely to prioritize the fund’s ability to continue to pay dividends on the preferred shares, and may understandably be concerned about any actions taken in response to a dissident campaign that would have the effect of shrinking the fund’s size and thereby reducing its capacity to continue making such payments… preferred shareholders could be disadvantaged.”

•

“The above factors… ultimately paint a picture that is arguably more positive than it is negative… the dissident is not considered to have established a case for change, and support for the incumbent directors is warranted.”

YOUR VOTE MATTERS

VOTE FOR ALL BOARD NOMINEES ON THE WHITE PROXY CARD TODAY

Please do NOT send back any gold proxy card you may receive from Saba as this will cancel your prior vote for the Board Nominees. Please do NOT send back the gold card, even to vote AGAINST Saba’s proposals for any of the contested elections. Only your latest dated proxy will count at the meeting.

If you have already sent back the gold proxy card you received from Saba, you can still change your vote by promptly completing, signing, dating and returning the WHITE proxy card, which will replace the proxy card you previously completed.

If you have any questions about the nominees or proposals to be voted on, please call Georgeson LLC, the firm assisting us in the solicitation of proxies, toll free at 1-866-628-6023.

The Fund’s letters, proxy statements and proxy cards for the annual meeting of BFZ shareholders to be held on July 11, 2023, is available at https://www.proxy-direct.com/blk-33356.

About BlackRock

BlackRock’s purpose is to help more and more people experience financial well-being. As a fiduciary to investors and a leading provider of financial technology, we help millions of people build savings that serve them throughout their lives by making investing easier and more affordable. For additional information on BlackRock, please visit www.blackrock.com/corporate

Availability of Fund Updates

BlackRock will update performance and certain other data for the Funds on a monthly basis on its website in the “Closed-end Funds” section of www.blackrock.com as well as certain other material information as necessary from time to time. Investors and others are advised to check the website for updated performance information and the release of other material information about the Funds. This reference to BlackRock’s website is intended to allow investors public access to information regarding the Funds and does not, and is not intended to, incorporate BlackRock’s website in this release.

Forward-Looking Statements

This press release, and other statements that BlackRock or a Fund may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to a

Fund’s or BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

With respect to the Funds, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for the Funds or in a Fund’s net asset value; (2) the relative and absolute investment performance of a Fund and its investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms, and regulatory, supervisory or enforcement actions of government agencies relating to a Fund or BlackRock, as applicable; (8) terrorist activities, international hostilities, health epidemics and/or pandemics and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (9) BlackRock’s ability to attract and retain highly talented professionals; (10) the impact of BlackRock electing to provide support to its products from time to time; and (11) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions.

Annual and Semi-Annual Reports and other regulatory filings of the Funds with the Securities and Exchange Commission (“SEC”) are accessible on the SEC’s website at www.sec.gov and on BlackRock’s website at www.blackrock.com, and may discuss these or other factors that affect the Funds. The information contained on BlackRock’s website is not a part of this press release.

Source

BlackRock Closed-End Funds

Contacts

Office: +1 646 310 0852

GroupCorpCommsAMRS@blackrock.com

3